CERTIFICATIONS

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Hawaiian Tax-Free Trust, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Hawaiian Tax-Free Trust for the period ended March 31, 2009 (the "Form N-CSR")fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hawaiian Tax-Free Trust.

Dated:  June 3, 2009		/s/  Diana P. Herrmann
				----------------------
				Vice Chair, President
				and Trustee
				Hawaiian Tax-Free Trust

Dated:  June 3, 2009		/s/  Joseph P. DiMaggio
				-----------------------
				Chief Financial Officer
				and Treasurer
				Hawaiian Tax-Free Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hawaiian Tax-Free Trust and will be retained by Hawaiian Tax-Free Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.